Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Bassett Furniture Industries, Inc. of our report dated February 10, 2025, with respect to the consolidated financial statements of Bassett Furniture Industries, Inc. included in its Annual Report (Form 10-K) for the year ended November 29, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, VA

March 20, 2026